EXHIBIT 10.1

CUMMINS INC. DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated as of January 1, 2026
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TABLE OF CONTENTS

Page

Article I RESTATEMENT AND PURPOSE    1
Section 1.01. Restatement and Application    1
Section 1.02. Application of Restatement    1
Section 1.03. Purpose    1
Section 1.04. Funding    1
Article II DEFINITIONS AND INTERPRETATION    1
Section 2.01. Definitions    1
Section 2.02. Rules of Interpretation.    5
Article III PARTICIPATION    6
Section 3.01. Commencement of Participation    6
Section 3.02. Cessation of Participation    6
Article IV ELECTIONS TO DEFER    6
Section 4.01. General Provisions    6
Section 4.02. Elections    7
Article V PLAN YEAR BALANCES    7
Section 5.01. Establishment of Deferred Cash Accounts    7
Section 5.02. Establishment of Deferred Stock Account    8
Section 5.03. Separate Accounts for Grandfathered Amounts    8
Article VI ADJUSTMENTS TO DEFERRED CASH ACCOUNTS    8

Article VII PAYMENT OF DEFERRED AMOUNTS    9
Section 7.01. Timing of Payments    9
Section 7.02. Form of Payment    9
Section 7.03. Amount of Installment Payments    9
Section 7.04. Small Amounts    10
Section 7.05. Death Benefits    10
Section 7.06. Payments Upon a Change of Control    10
Section 7.07. Payments on Account of Unforeseeable Emergency    10
Section 7.08. Designating a Beneficiary    11
Article VIII ADMINISTRATION OF PLAN    11
Section 8.01. Powers and Responsibilities of the Administrator.    11
Section 8.02. Indemnification    12
Section 8.03. Claims and Claims Review Procedure.    12
Article IX GROSS-UP PAYMENTS    13
Article X AMENDMENT AND TERMINATION    14

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Article XI MISCELLANEOUS    15
Section 11.01. Obligations of the Company    15
Section 11.02. Employment Rights    15
Section 11.03. Non-Alienation    15
Section 11.04. Tax Withholding    15
Section 11.05. Other Plans    15
Section 11.06. Liability of Affiliated Employers    15

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CUMMINS INC. DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE I
RESTATEMENT AND PURPOSE

Section 1.01. Restatement and Application. Cummins Inc. established the Deferred Compensation Plan for Non-Employee Directors of Cummins Inc. (“Plan”), effective April 5, 1994, and it has amended the Plan since that time. The Plan was last amended and restated effective February 15, 2021. The Plan is again amended and restated effective January 1, 2026 (the “Restatement Effective Date”), to incorporate certain changes to the terms of the Plan.

Section 1.02. Application of Restatement. This document shall apply to all amounts deferred or vested under the Plan after 2004 and any earnings credited with respect to such amounts. It does not apply to any amount deferred and vested on or before December 31, 2004, or any earnings credited under the Plan with respect to such amounts (together, “Grandfathered Amounts”), and Grandfathered Amounts shall continue to be governed by the terms and conditions of the Plan as in effect on December 31, 2007; provided, however, the person or persons entitled to receive any remaining portion of a Participant’s accounts under the Plan after his death shall be determined pursuant to this document, provided that the Participant’s death occurs after 2004.

Section 1.03. Purpose. The sole purpose of this Plan is to provide non- employee directors of the Company with an opportunity to defer Compensation from the Company in accordance with the terms and conditions set forth herein.

Section 1.04. Funding. The Company has established the Trust to hold assets for the provision of certain benefits under the Plan as well as other employer benefits. Assets of the Trust are subject to the claims of the Company’s and any Affiliated Employer’s general creditors, and no Participant shall have any interest in any assets of the Trust or the Company other than as a general creditor of the Company.

ARTICLE II
DEFINITIONS AND INTERPRETATION

Section 2.01. Definitions. When the first letter of a word or phrase is capitalized herein and the word or phrase is not otherwise defined, the word or phrase shall have the meaning specified below:

(a)    “Administrator” means the Company’s Benefits Policy Committee or such other person that the Board designates as Administrator. To the extent that the Administrator delegates a duty or responsibility to an agent, the term “Administrator” shall include such agent.

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(b)    “Affiliated Employer” means (i) a member of a controlled group of corporations (as defined in Code Section 414(b)) of which the Company is a member or (ii) an unincorporated trade or business under common control (as defined in Code Section 414(d)) with the Company.

(c)    “Affirmation of Domestic Partnership” means a form or other means designated for use in affirming the relationship between a Participant and his Domestic Partner.

(d)    “Beneficiary” means the person or entity entitled to receive a Participant’s death benefits under Section 7.05, if any, remaining after the Participant’s death. A Participant’s Beneficiary shall be determined as provided in Section 7.08.

(e)    “Benefit Claim” means a request or claim for a benefit under the Plan, including a claim for greater benefits than have been paid.

(f)    “Board” or “Board of Directors” means the Company’s Board of Directors or, where the context so permits, its designee.

(g)    “Cash Deferrals” means the cash portion of eligible Compensation deferred by a Director pursuant to the Plan.

(h)    “Change of Control” means the occurrence of any of the following:

(1)    there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted in whole or in part into cash or other securities or property, other than a merger of the Company in which the holders of the Company’s common stock immediately before the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or

(2)    the liquidation or dissolution of the Company, or

(3)    any ‘person’ (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (‘the Exchange Act’)), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall

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become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, or otherwise, or

(4)    at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two- year period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such two-year period, or

(5)    any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A or Regulation 14A promulgated under the Exchange Act.

Notwithstanding the preceding provisions, an event or series of events shall not constitute a Change of Control unless the event or series of events qualifies as a change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation within the meaning of Code Section 409A(a)(2)(A)(v).

(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j)    “Company” means Cummins Inc.

(k)    “Compensation” means all fees, whether paid in cash or shares of the Company’s common stock, earned as a Director, and fees to be received for serving as a chairperson or member or for attending a meeting of a Board committee; provided, however, Compensation does not include any consulting fees earned by the Director.

(l)    “Deferred Cash Account” means the bookkeeping account established by the Company for a Participant under Section 5.01.

(m)    “Deferred Stock Account” means the bookkeeping account established by the Company for a Participant under Section 5.02.

(n)    “Denial” or “Denied” means a denial, reduction, termination, or failure to provide or make payment (in whole or in part) of a Plan benefit.

(o)    “Designated Distribution Date” means the date on which distribution of a Plan Year Balance is to commence as elected pursuant to Section 4.02(c) or Section 4.01(d), as

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applicable. Except as otherwise provided in Section 4.02 or permitted by the Administrator, a Participant’s Designated Distribution Date must be a specified Quarterly Distribution Month occurring at least two years after the end of the calendar year for which the deferral is made.

(p)    “Designated Election” means, with respect to a Plan Year Balance, the payment schedule as elected pursuant to Section 4.02(b) or Section 4.01(d), as applicable.

(q)    “Director” means a member of the Company’s Board of Directors who is not an officer or employee of the Company.

(r)    “Domestic Partner” means a person of the same or opposite sex (i) with whom the Participant has a single, dedicated relationship and has shared the same permanent residence for at least six months, (ii) who is not married to another person or part of another domestic partner relationship and is at least age 18, (iii) who, with the Participant, is mutually responsible for the other’s welfare, (iv) who, with the Participant, intends for their relationship to be permanent, (v) who is not so closely related to the Participant as to preclude marriage under state law, and (vi) for whom there is an Affirmation of Domestic Partnership on file with the Administrator. In determining whether the requirements of clauses (i) through (v) of the preceding sentence have been satisfied, the Administrator may rely on the Affirmation of Domestic Partnership filed with the Administrator.

(s)    “Domestic Relations Order” has the meaning specified in Code Section 414(p)(1)(B).

(t)    “Grandfathered Amount” has the meaning specified in Section 1.02.

(u)    “Non-Grandfathered Amount” means a benefit under the Plan that is not a Grandfathered Amount.

(v)    “Participant” means a Director who agrees to make deferrals under the Plan and to be bound by the provisions of the Plan by means designated by the Administrator and who is, or whose Beneficiaries are, entitled to benefits under the Plan. Once an individual has become a Participant pursuant to the preceding sentence, he shall remain a Participant until his entire benefit under the Plan has been distributed.

(w)    “Payment Year” means a Director’s annual term of service, which is the period beginning on the day after an annual shareholders meeting of the Company and ending on the date of the subsequent year’s annual shareholders meeting.

(x)    “Plan” means the “Cummins Inc. Deferred Compensation Plan for Non-Employee Directors,” as set out in this document and as it may be amended from time to time.

(y)    “Plan Year Balance” means, with respect to a Participant, the bookkeeping account established to reflect the portion of his Deferred Cash Account or Deferred Stock Account attributable to a specific Payment Year. Where the context

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permits, “Plan Year Balance” also means the amount credited to such bookkeeping account.

(z)    “Quarterly Distribution Month” means, with respect to amounts deferred prior to the Restatement Effective Date, March, June, September, or December and, with respect to amounts deferred on or after the Restatement Effective Date, April, July, October, or January.
(aa)    “Spouse” means, as of the date of a Participant’s death, (i) the person to whom the Participant is married in accordance with applicable law of the jurisdiction in which the Participant resides, or (ii) in the case of a Participant not described in clause (i), the Participant’s Domestic Partner.

(bb)    “Stock Deferrals” means the stock portion of eligible Compensation deferred by a Director pursuant to the Plan.

(cc)    “Terminates Service,” “Termination of Service,” or any variation thereof refers to a separation from service within the meaning of Code Section 409A(a)(2)(A)(i) for a reason other than the Director’s death.

(dd)    “Trust” means the grantor trust established by the Company to hold assets for the provision of certain benefits under the Plan as well as other employer benefits.

(ee)    “Trustee” means the Trustee of the Trust.

(ff)    “Unforeseeable Emergency” has the meaning given to such term by Code Section 409A and the guidance thereunder. In general, the term means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary or a dependent (as defined in Code Section 152(a)) of the Participant; loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising from events beyond the control of the Participant.

Section 2.02. Rules of Interpretation.

(a)    The Plan is intended to comply with Code Section 409A, and it shall be interpreted and administered in accordance with such intent. Except as provided in the preceding sentence or as otherwise expressly provided herein, the Plan shall be construed, enforced, and administered, and the validity thereof determined, in accordance with the internal laws of the State of Indiana without regard to conflict of law principles, and the following provisions of this Section.

(b)    Words used herein in the masculine shall be construed to include the feminine, where appropriate, and vice versa, and words used herein in the singular or plural shall be construed to include the plural or singular, where appropriate.

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(c)    Headings and subheadings are used for convenience of reference only and shall not affect the interpretation of any provision hereof.

(d)    If any provision of the Plan shall be held to violate the Code or be illegal or invalid for any other reason, that provision shall be deemed null and void, but the invalidation of that provision shall not otherwise affect the Plan.

(e)    Reference to any provision of the Code or other law shall be deemed to include a reference to the successor of such provision.

ARTICLE III
PARTICIPATION

Section 3.01. Commencement of Participation. The Board or its designee shall provide each Director with a copy or summary of the Plan and the forms needed to make Cash Deferrals or Stock Deferrals under the Plan. Any such Director shall become a Participant only after completing online enrollment or taking such other action as the Board may prescribe.
Section 3.02. Cessation of Participation. A Participant shall continue to be eligible to make deferrals under the Plan until the Participant ceases to be an eligible Director. Termination of participation shall be effective as of the date on which the Director both Terminates Service and his entire interest in the Plan has been distributed.

ARTICLE IV
ELECTIONS TO DEFER

Section 4.01. General Provisions.

(a)    A Director newly elected to the Board may elect to defer his or her Compensation attributable to services performed for the balance of the Payment Year in which he or she was elected. The election to defer Compensation may be made until 6:00 P.M. of the day of the Board meeting at which the Director is so elected (the time zone of the location of said Board meeting shall control) or, if the Director is elected by a written consent action in lieu of a meeting, the day on which the written consent action is effective (the time zone of the Company’s headquarters shall control). All elections pursuant to this Article IV shall be made by the means designated by the Administrator, which may include completion of an online form or other means.

(b)    Before December 31 of any year, an incumbent Director may elect to defer all or a portion of his Compensation for services as a Director during any Payment Year(s) beginning in a later calendar year, in which case the elected deferrals shall be deferred and credited to a Plan Year Balance for the applicable Payment Year established pursuant to the terms of the Plan.

(c)    A Participant may change an existing deferral election with respect to future Compensation only by making a new election pursuant to Subsection (b), in which case the

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change shall be effective with respect to the Participant’s Compensation for services as a Director during the Payment Year beginning after the calendar year in which the election was filed (and later Payment Years, as elected by the Participant).

(d)    A Participant may change the Designated Distribution Date and/or Designated Election for a Plan Year Balance only by the means designated by the Administrator, which may include completion of an online form or other means; provided that each Participant may make only one such change with respect to any Plan Year Balance and such change also must meet the following requirements: the Participant’ election change shall (i) not be effective until 12 months after it is made, (ii) be valid only if it defers the payment of the relevant Plan Year Balance for a period of not less than five years from the date it otherwise would have been made, and (iii) if the election relates to a payment at a specified time or pursuant to a specified schedule, be valid only if it is made at least 12 months before the date the payment is scheduled to be paid.

(e)    A Participant may change the investment option(s) stipulated for crediting earnings on his or her Plan Year Balances pursuant to Article VI of the Plan and such procedures as are prescribed by the Administrator.

(f)    A Participant may change his or her designation of Beneficiary(ies) at any time pursuant to Section 7.08.

Section 4.02. Elections. A Director may make an election to defer amounts under the Plan by online enrollment or taking such other action as the Administrator may prescribe within the applicable time as specified in Section 4.01 above. A completed election shall stipulate:

(a)    The percentage of the cash portion of eligible Compensation and the common stock portion of eligible Compensation to be deferred.

(b)    The method of distribution of the Plan Year Balance. The Participant may elect to receive payment of his Plan Year Balance in either (i) one lump sum payment or (ii) a specified number of annual installments, not to exceed 15.

(c)    The date on which distribution is to commence, subject to the provisions of Article VII.

(d)    The optional rate(s) for crediting earnings on Cash Deferrals.

ARTICLE V
PLAN YEAR BALANCES

Section 5.01. Establishment of Deferred Cash Accounts. At the time of a Participant’s initial election to make Cash Deferrals pursuant to Article IV, the Company shall

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establish a bookkeeping account (known as the Deferred Cash Account) for such Participant to record his interest under the Plan attributable to Cash Deferrals. Cash Deferrals made by a Participant for a Payment Year shall be credited to the Plan Year Balance for such Payment Year in the Deferred Cash Account as of the last day of the Payment Year, and the Deferred Cash Account shall be adjusted as provided in Article VI.

Section 5.02. Establishment of Deferred Stock Account.

(a)    At the time of a Participant’s initial election to make Stock Deferrals pursuant to Article IV, the Company shall establish a bookkeeping account (known as the Deferred Stock Account) for such Participant to record his interest under the Plan attributable to Stock Deferrals. Stock Deferrals made by a Participant for a Payment Year (rounded up to the next whole share) shall be credited to the Plan Year Balance for such Payment Year in the Deferred Stock Account as of the last day of the Payment Year. Any part of the stock portion of a Director’s Compensation not covered by a Stock Deferral election shall be paid to the Director in accordance with the terms of the Cummins Inc. 2012 Omnibus Incentive Plan (or any successor plan thereto) and the applicable award thereunder.

(b)    The Deferred Stock Account shall also be credited with an amount equivalent to the dividends that would have been paid on an equal number of outstanding shares of the Company’s common stock then credited to the Participant’s Deferred Stock Account. Such amount shall be credited as of the payment date of such dividend and converted into an additional number of whole and partial deferred shares as of such date (based on the closing price of the Company’s common stock on such date). Such additional deferred shares shall thereafter be treated in the same manner as any other shares credited to the Participant’s Deferred Stock Account.

(c)    The number and kinds of shares standing to the credit of a Participant’s Deferred Stock Account shall be appropriately adjusted from time to time, as determined by the Administrator in its discretion, in the event of changes in the Company’s outstanding common stock by reason of stock dividends, stock splits, spinoffs, or other distributions of assets (other than normal cash dividends), recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in the Company’s corporate structure or capitalization. Notwithstanding the foregoing, if the Company shall subdivide the shares of common stock or the Company shall declare a dividend payable in shares of common stock, and if no action is taken by the Administrator, then the adjustments contemplated by this subsection (c) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the shares or dividend in shares.

Section 5.03. Separate Accounts for Grandfathered Amounts. The Company shall separately account for Grandfathered Amounts and Non-Grandfathered Amounts.

ARTICLE VI
ADJUSTMENTS TO DEFERRED CASH ACCOUNTS

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As of the end of each business day, the Company shall credit the Participant’s Deferred Cash Account with an earnings factor. The earnings factor will equal the amount the Participant’s Deferred Cash Account would have earned if it had been invested in the investment options determined from time to time by the Company. The Participant is permitted to select the investment option(s) used to determine the earnings factor and may change the selection at such times as may be prescribed by the Administrator. The Participant may choose more than one investment option in such minimum increments as are prescribed by the Administrator. The Company reserves the right to change or amend any of the investment options at any time. The Company is under no obligation to acquire or provide any of the investments designated by a Participant, and any investments actually made by the Company will be made solely in the name of the Company and will remain the property of the Company. The crediting of an earnings factor shall occur so long as there is a balance in the Participant’s Deferred Cash Account, regardless of whether the Participant has Terminated Service.

ARTICLE VII
PAYMENT OF DEFERRED AMOUNTS

Section 7.01. Timing of Payments. Each Plan Year Balance within a Participant’s Deferred Cash Account and Deferred Stock Account shall be paid (or commence distribution, if paid in installments) to the Participant (or the Participant’s Beneficiary, if the Participant is deceased) on the earliest to occur of the following:

(a)    the Participant’s death as described in Section 7.05;

(b)    the first month of the calendar quarter following the Participant’s Termination of Service;

(c)    a Change of Control as described in Section 7.06; or

(d)    the Designated Distribution Date for the Plan Year Balance.

Section 7.02. Form of Payment. All distributions from a Participant’s Deferred Cash Account shall be paid in cash. All distributions from a Participant’s Deferred Stock Account shall be paid in shares of Company common stock (other than any fractional share which shall be paid in cash) and such shares shall be issued under, and subject to, the Cummins Inc. 2012 Omnibus Incentive Plan (or a successor plan thereto).

Section 7.03. Amount of Installment Payments.

(a)    The amount of each annual cash installment from a Plan Year Balance within a Participant’s Deferred Cash Account shall be determined by dividing the credit balance in such Plan Year Balance as of the distribution date by the number of installments then remaining unpaid (including the installment for which the calculation is being made). The credit balance in the Plan Year Balance within the Participant’s Deferred Cash Account shall be reduced by the amount of each distribution out of such Account.

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(b)    The number of shares distributed in each annual installment from a Plan Year Balance within a Participant’s Deferred Stock Account shall be determined by dividing the number of stock units in such Plan Year Balance as of the distribution date by the number of installments then remaining unpaid (including the installment for which the calculation is being made) Any fractional stock units to be distributed shall be paid in cash as provided in Section 7.02. The number of stock units in the Plan Year Balance within the Participant’s Deferred Stock Account shall be reduced by the number of shares included in each installment.
Section 7.04. Small Amounts. Notwithstanding anything to the contrary herein, if, at the time of the Participant’s separation from service, the Participant’s entire interest in the Plan, together with any amounts deferred by the Participant under any other arrangements aggregated with the Plan under Treas. Reg. s. 1.409A-1(c)(2), are of less value (determined on the basis of the closing price of the Company’s common stock, in the case of any Deferred Stock Account) in total than the applicable dollar amount under Code Section 402(g)(1)(B) for the year, then the Administrator may pay out the Participant’s entire interest in the Plan and such other arrangements in a single lump sum at such time.

Section 7.05. Death Benefits. Notwithstanding anything to the contrary herein, in the event of the Participant’s death, payment of the entire balance in the Participant’s Deferred Cash Account and Deferred Stock Account shall be made to the Participant’s designated Beneficiary(ies) in a single lump sum payment within 90 days following the Participant’s death.

Section 7.06. Payments Upon a Change of Control. Notwithstanding anything to the contrary herein, upon a Change of Control, the balance in each Participant’s Deferred Cash Account and Deferred Stock Account shall be paid to the Participant (or, if the Participant is deceased, Beneficiary) in a single lump sum payment. Such payment shall be made on the date of the Change of Control.

Section 7.07. Payments on Account of Unforeseeable Emergency. Notwithstanding anything to the contrary in Section 7.01, if a Participant demonstrates to the satisfaction of the Chairman of the Board and the Chair of the Compensation Committee of the Board (together, the “Chairs”) that he or she has incurred an Unforeseeable Emergency, the amount reasonably necessary to satisfy the emergency need (including any amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution), as determined by the Chairs, shall be distributed to the Participant as soon as administratively feasible after the decision of the Chairs; provided that, in determining whether an Unforeseeable Emergency has been incurred and the amount reasonably necessary to satisfy the emergency need, the Chairs shall take into consideration, among other things, all amounts available to the Participant under the Cummins Inc. and Affiliates Retirement and Savings Plans (“RSP”) (including by obtaining a loan under the RSP). If the Chairs grant a request for withdrawal pursuant to this Section, the Administrator shall prospectively cancel the Participant’s existing deferral elections, and the Chairs shall take into account the additional compensation that is available as a result of the cancellation of those elections in determining the amount reasonably necessary to satisfy the Participant’s emergency need.

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Section 7.08. Designating a Beneficiary.

(a)    The Participant may designate a Beneficiary only by completing the online designation or other process required by the Administrator for a Beneficiary designation during his life. The Participant’s proper completion of the process to designate a Beneficiary in accordance with the Administrator’s requirements shall cancel all prior Beneficiary designations. If the Participant does not designate a Beneficiary, or if all properly designated Beneficiaries die before the Participant, then payment of the balance in the Participant’s Deferred Cash Account and Deferred Stock Account shall be made to the Participant’s estate in the event of the Participant’s death.

(b)    The following rules shall determine the apportionment of payments due under the Plan among Beneficiaries in the event of the Participant’s death:

(1)    If any Beneficiary designated by the Participant as a “Direct Beneficiary” dies before the Participant, his or her interest and the interest of his or her heirs in any payments under the Plan shall terminate and the percentage share of the remaining Beneficiaries designated as Direct Beneficiaries shall be increased on a pro rata basis. If no such Beneficiary survives the Participant, the Participant’s entire interest in the Plan shall pass to any Beneficiary designated as a “Contingent Beneficiary.”

(2)    If any Beneficiary designated by the Participant as a “Contingent Beneficiary” dies before the Participant, his or her interest and the interest of his or her heirs in any payments under the Plan shall terminate and the percentage share of the remaining Beneficiaries designated as Contingent Beneficiaries shall be increased on a pro rata basis.

(3)    If any Beneficiary dies after the Participant, but before payment is made to such Beneficiary, then the payment shall be made to the Beneficiary’s estate.

ARTICLE VIII
ADMINISTRATION OF PLAN

Section 8.01. Powers and Responsibilities of the Administrator.

(a)    The Administrator shall have full responsibility and discretionary authority to control and manage the operation and administration of the Plan. The Administrator is authorized to accept service of legal process on behalf of the Plan. To the fullest extent permitted by applicable law, any action taken by the Administrator pursuant to a reasonable interpretation of the Plan shall be binding and conclusive on all persons claiming benefits under the Plan, except to the extent that a court of competent jurisdiction determines that such action was arbitrary or capricious.

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(b)    The Administrator’s discretionary powers include, but are not limited to, the following:

(1)    to interpret Plan documents, decide all questions of eligibility, determine whether a Participant has Terminated Service, determine the amount, manner, and timing of distributions under the Plan, and resolve any claims for benefits; to prescribe procedures to be followed by a Participant, Beneficiary, or other person applying for benefits;

(2)    to appoint or employ persons to assist in the administration of the Plan and any other agents as it deems advisable;

(3)    to adopt such rules as it deems necessary or appropriate; and

(4)    to maintain and keep adequate records concerning the Plan, including sufficient records to determine each Participant’s eligibility to participate and his interest in the Plan, and its proceedings and acts in such form and detail as it may decide.

Section 8.02. Indemnification. The Company shall indemnify and hold harmless the Administrator, any person serving on a committee that serves as Administrator, and any officer, employee, or director of the Company or any Affiliated Employer to whom any duty or power relating to the administration of the Plan has been properly delegated from and against any cost, expense, or liability arising out of any act or omission in connection with the Plan, unless arising out of such person’s own fraud or bad faith.

Section 8.03. Claims and Claims Review Procedure.

(a)    All Benefit Claims must be made in accordance with procedures established by the Administrator from time to time. A Benefit Claim and any appeal thereof may be filed by the claimant or his authorized representative.

(b)    The Administrator shall provide the claimant with written or electronic notice of its approval or Denial of a properly filed Benefit Claim within 90 days after receiving the claim, unless special circumstances require an extension of the decision period. If special circumstances require an extension of the time for processing the claim, the initial 90-day period may be extended for up to an additional 90 days. If an extension is required, the Administrator shall provide written notice of the required extension before the end of the initial 90-day period, which notice shall (i) specify the circumstances requiring an extension and (ii) the date by which the Administrator expects to make a decision.

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(c)    If a Benefit Claim is Denied, the Administrator shall provide the claimant with written or electronic notice containing (i) the specific reasons for the Denial, (ii) references to the applicable Plan provisions on which the Denial is based, (iii) a description of any additional material or information needed and why such material or information is necessary, and (iv) a description of the applicable review process and time limits.

(d)    A claimant may appeal the Denial of a Benefit Claim by filing a written appeal with the Administrator within 60 days after receiving notice of the Denial. The claimant’s appeal shall be deemed filed on receipt by the Administrator. If a claimant does not file a timely appeal, the Administrator’s decision shall be deemed final, conclusive, and binding on all persons.

(e)    The Administrator shall provide the claimant with written or electronic notice of its decision on appeal within 60 days after receipt of the claimant’s appeal request, unless special circumstances require an extension of this time period. If special circumstances require an extension of the time to process the appeal, the processing period may be extended for up to an additional 60 days. If an extension is required, the Administrator shall provide written notice of the required extension to the claimant before the end of the original 60-day period, which shall specify the circumstances requiring an extension and the date by which the Administrator expects to make a decision. If the Benefit Claim is Denied on appeal, the Administrator shall provide the claimant with written or electronic notice containing a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Benefit Claim, as well as the specific reasons for the Denial on appeal and references to the applicable Plan provisions on which the Denial is based. The Administrator’s decision on appeal shall be final, conclusive, and binding on all persons.

ARTICLE IX
GROSS-UP PAYMENTS

If payment of the lump sum value of the Deferred Amounts pursuant to Section 7.06 (“Accelerated Payment”) causes the Accelerated Payment and any other payments made in connection with a Change of Control (together with the Accelerated Payment, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999, the Company shall pay to the Participant an additional amount (“Gross-Up Payment”) such that the net amount retained by the Participant, after deduction of any Excise Tax paid or payable (and not grossed- up under a similar provision of another plan or program sponsored by the Company) on the lump sum and such other Total Payments and any federal, state, and local income tax and Excise Tax upon the payment provided for by this Article, shall be equal to the Accelerated Payment and such other Total Payments. If any of such other Total Payments are subject to the Excise Tax without regard to the Accelerated Payment, a Gross-Up Payment shall be made, but shall be limited to the increase in the Excise Tax (plus any federal, state, and local income tax and Excise Tax on such Gross-Up Payment) arising solely as a result of the Accelerated Payment.

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For purposes of determining whether any of the payments described above will he subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by the Participant in connection with a Change of Control, whether payable pursuant to the terms of the Plan or any other plan, arrangement, or agreement with the Company, its successors, any person whose actions result in a change in control of the Company or any corporation affiliated (or which, as a result of the completion of a transaction causing a change of control, will become affiliated) with the Company within the meaning of Code Section 1504 shall be treated as “parachute payments” within the meaning of Code Section 280G(b)(2), and all “excess parachute payments” within the meaning of Code Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company’s independent auditors, the payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Code Section 280G(b)(4) either in their entirety or in excess of the base amount within the meaning of Code Section 280G(b)(3), or are otherwise not subject to the Excise Tax, (ii) the amount of the payments that shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the payments or (B) the amount of excess parachute payments within the meaning of Code Section 280G(b)(1) (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors and acceptable to the Participant in accordance with the principles of Code Sections 280G(d)(3) and (4). In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of payment, the Participant shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross- Up Payment being repaid by the Participant if such repayment results in a reduction in Excise Tax and/or a federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Code Section 1274(d). In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross- Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

To the extent that earlier payment is not required by the preceding provisions of this Section, the Company’s payment pursuant to this Section shall be made not later than the end of the calendar year next following the calendar year in which the Participant remits the related taxes.

ARTICLE X
AMENDMENT AND TERMINATION

The Plan shall continue in force with respect to any Participant until the completion of any payments due hereunder. The Company may, however, at any time, amend the Plan to provide that no additional benefits shall accrue with respect to any Participant under the Plan or otherwise; provided, however, that no such amendment shall (i) deprive any Participant or

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Beneficiary of any benefit that accrued under the Plan before the adoption of such amendment; (ii) result in an acceleration of benefit payments in violation of Code Section 409A and the guidance thereunder, or (iii) result in any other violation of Section 409A or the guidance thereunder. The Company may also, at any time, amend the Plan retroactively or otherwise, if and to the extent that it deems such action appropriate in light of government regulations or other legal requirements.

ARTICLE XI
MISCELLANEOUS

Section 11.01. Obligations of the Company. The only obligation of the Company or any Affiliated Employer hereunder shall be a contractual obligation to make payments to Participants, Spouses, or other Beneficiaries entitled to benefits provided for herein when due, and only to the extent that such payments are not made from the Trust.

Section 11.02. Employment Rights. Nothing contain herein shall confer any right on a Participant to be continued in the service of the Company or affect the Participant’s right to participate in and receive benefits under and in accordance with any pension, profit-sharing, incentive compensation, or other benefit plan or program of the Company or any Affiliated Employer.

Section 11.03. Non-Alienation. Except as otherwise required by a Domestic Relations Order, no right or interest of a Participant, Spouse, or other Beneficiary under this Plan shall be subject to voluntary or involuntary alienation, assignment, or transfer of any kind.

Section 11.04. Tax Withholding. The Company or the Trustee may withhold from any distribution hereunder amounts that the Company or the Trustee deems necessary to satisfy federal, state, or local tax withholding requirements (or make other arrangements satisfactory to the Company or Trustee with regard to such taxes).

Section 11.05. Other Plans. Amounts and benefits paid under the Plan shall not be considered compensation to the Participant for purposes of computing any benefits to which he may be entitled under any other pension or retirement plan maintained by the Company or any Affiliated Employer.

Section 11.06. Liability of Affiliated Employers. If any payment to be made under the Plan is to be made on account of a Participant who is or was employed by an Affiliated Employer, the cost of such payment shall be borne in such proportion as the Company and the Affiliated Employer agree.

This Amendment and Restatement of the Cummins Inc. Deferred Compensation Plan for Non-Employee Directors has been approved by the Company’s duly authorized officer, acting on behalf of the Company, effective as of the 1st day of January, 2026.

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CUMMINS INC.

By:    /s/ Marvin Boakye
Name: Marvin Boakye
Title: Chief Human Resources Officer

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